               THE TRAVELERS INSURANCE COMPANY - ONE TOWER SQUARE
                          HARTFORD, CONNECTICUT - 06183

                                 A STOCK COMPANY

               We are pleased to provide You the benefits of this
                   Variable Annuity Contract. Please read Your
                   Contract and all attached forms carefully.

                         RIGHT TO EXAMINE THIS CONTRACT

           IF THIS CONTRACT IS ISSUED AS AN INDIVIDUAL RETIREMENT ANNUITY (IRA), AND THE CONTRACT IS RETURNED TO US AT OUR OFFICE OR TO OUR AGENT WITHIN 7 DAYS OF ITS DELIVERY TO YOU, WE WILL PAY YOU THE FULL AMOUNT OF ANY PURCHASE PAYMENTS MADE, WITHOUT ADJUSTMENT FOR ANY PREMIUM TAX OR CONTRACT CHARGES PAID. IF THIS CONTRACT IS RETURNED WITHIN 8-20 DAYS OF ITS DELIVERY TO YOU, WE WILL PAY YOU THE CONTRACT VALUE AS STATED BELOW. AFTER THE CONTRACT IS RETURNED, IT WILL BE CONSIDERED AS NEVER IN EFFECT.

           IF THIS CONTRACT IS ISSUED AS A NONQUALIFIED CONTRACT OR A QUALIFIED CONTRACT (OTHER THAN AN IRA) AND RETURNED TO US AT OUR OFFICE OR TO OUR AGENT TO BE CANCELED WITHIN 20 DAYS AFTER ITS DELIVERY TO YOU, WE WILL PAY YOU THE CONTRACT VALUE DETERMINED AS OF THE NEXT VALUATION DATE AFTER WE RECEIVE THE WRITTEN REQUEST AT OUR OFFICE, PLUS ANY PREMIUM TAX AND CONTRACT CHARGES PAID. AFTER THE CONTRACT IS RETURNED, IT WILL BE CONSIDERED AS NEVER IN EFFECT.

           This Contract is issued in consideration of the Purchase Payments. It is subject to the terms and conditions stated on the attached pages, all of which are parts of it.

                        Executed at Hartford, Connecticut


        /s/ GEORGE C. KOKULIS                   /s/ ERNEST J. WRIGHT

              President                               Secretary

This is a legal Contract between You and Us.    READ YOUR CONTRACT CAREFULLY.

         FLEXIBLE PREMIUM INDIVIDUAL DEFERRED VARIABLE ANNUITY CONTRACT
                    LIFE ANNUITY COMMENCING AT MATURITY DATE

    ELECTIVE OPTIONS                                      NON-PARTICIPATING


               ANNUITY PAYMENTS AND OTHER VALUES PROVIDED BY THIS
              CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF
             THE SEPARATE ACCOUNT, MAY INCREASE OR DECREASE AND ARE
                   NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

                                TABLE OF CONTENTS

Right to Examine this Contract                             Cover Page

Contract Specifications                                    Page 3-6

Definitions                                                Page 7-8

Ownership, Beneficiary and Annuitant Provisions            Page 9-10

Purchase Payment and Valuation Provisions                  Page 11-13

Death Benefit Provisions                                   Page 14-15

Settlement Provisions                                      Page 16-17

General Provisions                                         Page 18-19

Table of Values                                            Page 20

Annuity Tables                                             Page 21-26




        Any Amendments, Riders or Endorsements follow the Annuity Tables.

--------------------------------------------------------------------------------
                           CONTRACT SPECIFICATIONS
--------------------------------------------------------------------------------

CONTRACT NUMBER                     [SPECIMEN]        [           ] MARKET TYPE

OWNER                               [JOHN DOE]

[JOINT OWNER]                       [        ]

ANNUITANT                           [JOHN DOE]

[CONTINGENT ANNUITANT]

CONTRACT DATE                       [FEBRUARY 1, 2002]

MATURITY DATE                       [DECEMBER 31, 2018]
--------------------------------------------------------------------------------

PURCHASE PAYMENTS:

     MINIMUM INITIAL PURCHASE PAYMENT:  [$5,000]
     MINIMUM SUBSEQUENT PURCHASE PAYMENT: [$100]
     MAXIMUM PURCHASE PAYMENT:  $1,000,000 unless We consent to a larger amount

TRANSFERS: You may transfer up to[15%] of the Fixed Account value to any of the variable Funding Options twice a year during the 30 days following the semi-annual Contract Date anniversary.

TRANSFER CHARGE: We reserve the right to assess a transfer charge of up to $10.00 on transfers exceeding 12 per year. We will notify You In Writing at Your last known address at least 31 days prior to the imposition of any such Transfer Charge.

CONTRACT CHARGE: $30.00 annually. This charge will be assessed annually on the [fourth Friday of August]. The Contract Charge will be prorated upon full surrender or Termination of the Contract. No Contract Charge will be deducted from the Fixed Account. This charge will not be assessed under the following situations: (a) if Your Contract Value is [$50,000] or greater on the date the charge is assessed; (b) distribution of proceeds due to death; or (c) after an Annuity payout has begun.

WITHDRAWAL CHARGES DEDUCTED: The Withdrawal Charge is calculated as a percentage of the Purchase Payments withdrawn on a first-in, first-out basis. For the purpose of determining the withdrawal charge, the order of withdrawal will be deemed to be taken from (a) any Purchase Payments that are not subject to the withdrawal charge; (b) next from any remaining free withdrawal allowance (as described below) after the reduction by the amount of (a); (c) next from Purchase Payments still subject to a withdrawal charge (on a first-in, first-out basis); and then from (d) from Contract earnings. Any free withdrawals taken will not reduce Purchase Payments still subject to the withdrawal charge.

YEARS SINCE PURCHASE PAYMENT WAS MADE       WITHDRAWAL CHARGE
-------------------------------------       -----------------
                  0-1                              8%
                  2                                8%
                  3                                7%
                  4                                7%
                  5                                6%
                  6                                5%
                  7                                4%
                  8                                3%
                  9+                               0%

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                             CONTRACT SPECIFICATIONS
--------------------------------------------------------------------------------

DEDUCTIONS NOT SUBJECT TO A WITHDRAWAL CHARGE:

We will not deduct a withdrawal charge for Purchase Payments attributable to values under this Contract due to:

       (a) death of the Contract Owner or the Annuitant with no Contingent Annuitant surviving;

       (b)    life annuitization, after the first Contract year; or

       (c) minimum distributions (as defined by the Internal Revenue Code) taken under Our managed distribution program then in effect if elected by the Owner by a Written Request.

FREE WITHDRAWAL ALLOWANCE: After the first Contract Year, You may withdraw up to 15% of Your Contract value annually as of the first Valuation Date of any given Contract Year without imposition of the withdrawal charge. (If You have Purchase Payments no longer subject to the withdrawal charge, the maximum You may withdraw without the withdrawal charge is the greater of (a) the free withdrawal allowance or (b) the total amount of Purchase Payments no longer subject to a withdrawal charge. Note: Any free withdrawal taken will reduce Purchase Payments no longer subject to a withdrawal charge.) The available amount will be calculated as of the end of the previous Contract Year. The free withdrawal allowance applies to any partial withdrawals and to full withdrawals, except those transferred directly to annuity contracts issued by unaffiliated carriers and financial institutions. The free withdrawal amount is not cumulative from year to year. [Provided a minimum initial Purchase Payment of $50,000 has been received, We will allow the 15% free withdrawal allowance during the first Contract Year if taken under Our systematic withdrawal program.]

SETTLEMENT OPTION ELECTION: You cannot elect a settlement option during the first Contract Year.

TERMINATION: We reserve the right to terminate this Contract when the Contract Value is less than $2,000 and no Purchase Payments have been made for at least two years.

--------------------------------------------------------------------------------
                             CONTRACT SPECIFICATIONS
--------------------------------------------------------------------------------

[THE TRAVELERS SEPARATE ACCOUNT PF II FOR VARIABLE ANNUITIES]

FUNDING OPTIONS -

[Travelers Series Fund Inc.                                        Alliance Variable Product Series Fund, Inc.]
    Smith Barney Aggressive Growth Portfolio                          Premier Growth Portfolio - Class B
    Smith Barney High Income Portfolio                                Technology Portfolio - Class B
    Smith Barney International All Cap Growth Portfolio            AIM Variable Insurance Funds, Inc.
    Smith Barney Large Cap Value Portfolio                            AIM V.I. Capital Appreciation Fund - Series II Shares
    Smith Barney Large Capitalization Growth Portfolio                AIM V.I. Value Fund - Series II Shares
    Smith Barney Mid Cap Core Portfolio                            Variable Insurance Products Fund (Fidelity)
    Smith Barney Money Market Portfolio                              Growth Portfolio - Service Class 2
    MFS Total Return Portfolio                                       Equity Income Portfolio - Service Class 2
   Travelers Managed Income Portfolio                              Variable Insurance Products Fund III (Fidelity)
The Travelers Series Trust                                            Mid Cap Portfolio - Service Class 2
   Convertible Bond Portfolio                                      Pioneer Variable Contracts Trust
   MFS Mid Cap Growth Portfolio                                       Pioneer Mid-Cap Value VCT Portfolio - Class II Shares
   MFS Research Portfolio                                             Pioneer Fund VCT Portfolio - Class II Shares
   Social Awareness Stock Portfolio                                Oppenheimer Variable Account Funds
Greenwich Street Series Fund                                          Oppenheimer Capital Appreciation Fund/VA -  Service Shares
   Appreciation Portfolio                                             Oppenheimer Main Street Growth & Income Fund/VA-
   Fundamental Value Portfolio                                            Service Shares
Smith Barney Allocation Series Inc.                                Putnam Variable Trust
   Select Balanced Portfolio                                          Putnam VT International Growth Fund - Class 1B Shares
   Select Growth Portfolio                                            Putnam VT Small Cap Value Fund - Class IB Shares
   Select High Growth Portfolio                                    Franklin/Templeton Variable Insurance Product Trust
Smith Barney Investment Series                                        Templeton Growth Securities Fund - Class 2
   Select Government Portfolio                                        Franklin Mutual Shares Securities Fund - Class 2]
   Smith Barney Growth and Income Portfolio
   Smith Barney Large Cap Core Portfolio
  Smith Barney Premier Selections All Cap Growth Portfolio
Van Kampen Life Investment Trust
   Comstock Portfolio Class II Shares
   Emerging Growth Portfolio Class II Shares
   Growth and Income Portfolio Class II Shares
Variable Annuity Portfolios
[Smith Barney Small Cap Growth Opportunities Portfolio]

INFORMATION ABOUT THE SEPARATE ACCOUNT IS PROVIDED IN THE PROSPECTUS FOR [THE TRAVELERS SEPARATE ACCOUNT PF II FOR VARIABLE ANNUITIES].

FUNDING OPTIONS DAILY DEDUCTIONS:

The Administrative Charge and the Mortality and Expense Risk Charge result in a daily deduction of [.0000452] per Funding Option. When expressed on an annual basis, assuming a 365-day year, the deduction equals [1.65%] per Funding Option.

    ADMINISTRATIVE CHARGE:  [.15%] ON AN ANNUAL BASIS
    MORTALITY AND EXPENSE RISK CHARGE:  [1.50%] ON AN ANNUAL BASIS

ASSUMED DAILY NET INVESTMENT FACTOR: Upon annuitization, the Assumed Daily Net Investment Factor is 1.000081 for each Funding Option. When expressed on an annual basis this equals 3%, assuming a 365 day year.

FIXED ACCOUNT GUARANTEED INTEREST PERIODS: The initial rate for any Purchase Payment made to a Fixed Account is guaranteed for one year from date of payment. Subsequent renewal rates will be guaranteed for a calendar quarter. These guarantees do not apply to the dollar cost averaging program, if applicable, or any other administrative program.

                       This Page Left Blank Intentionally

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                                   DEFINITIONS
--------------------------------------------------------------------------------

ACCUMULATION UNIT - an accounting unit of measure used to calculate the value of this Contract before Annuity payments begin.

AGE - age last birthday.

ANNUITANT - the person on whose life the Maturity Date and Annuity payments depend.

ANNUITY UNIT(S) - an accounting unit of measure used to calculate the value of Annuity payments.

CODE - the Internal Revenue Code of 1986, as amended, and all related laws and regulations which are in effect during the term of this Contract.

CONTRACT - a Contract that describes the benefits, rights and obligations of the Owner and Us.

CONTRACT DATE - the date on which the Contract is issued.

CONTRACT YEARS - twelve-month periods beginning with the Contract Date.

DEATH REPORT DATE - the Valuation Date coincident with or next following the day on which We have received 1) Due Proof of Death and 2) a Written Request for an election of a single sum payment or an alternate Settlement Option as described in the Contract.

DUE PROOF OF DEATH - 1) a copy of a certified death certificate; 2) a copy of a certified decree of a court of competent jurisdiction as to the finding of death; 3) a written statement by a medical doctor who attended the deceased; or
4) any other proof satisfactory to Us.

FIXED ACCOUNT(S) - an account that consists of the assets under this Contract other than those in the Separate Account.

FUNDING OPTION(S) - that portion of the assets of a division of the Separate Account which is allocated to a particular Underlying Fund; also known as a Sub-Account.

MATURITY DATE - the date on which the Annuity payments are to begin.

NONQUALIFIED CONTRACT - a Contract other than a Qualified Contract, funded by after-tax contributions.

OUR OFFICE - the Home Office of The Travelers Insurance Company or any other office which We may designate for the purpose of administering this Contract.

PREMIUM TAX - the amount of tax, if any, charged by a state or municipality. We will deduct any applicable Premium Tax from the Contract Value either upon surrender, annuitization, death, or at the time a Purchase Payment is made, but no earlier than when We have the liability under state law.

PURCHASE PAYMENT(S) - payments of premium You make to Us under this Contract.

QUALIFIED CONTRACT - a Contract used in a retirement plan or program whereby the Purchase Payments and any gains are intended to qualify under sections 401, 403, 408, 414(d) or 457 of the Code.

RECORDED - a Written Request is Recorded when the information is noted in Our file for this Contract.

SETTLEMENT OPTION(S) - an annuity option elected under this Contract.

SEPARATE ACCOUNT(S) - the Separate Account(s) indicated in the Contract Specifications which We established for this class of Contracts and certain other Contracts.

TERMINATION - discontinuance of this Contract by Us or by Your Written Request.

UNDERLYING FUND(S) - an open-end diversified management investment company indicated in the Contract Specifications, which serves as a variable investment option under the Separate Account.

VALUATION DATE(S) - a date on which a Funding Option is valued, generally at the close of business on each day the New York Stock Exchange is open for trading (except for when trading is restricted due to an emergency as defined by the Securities and Exchange Commission).

VALUATION PERIOD(S) - the period between successive Valuation Dates.

WE, US, OUR - The Travelers Insurance Company

WRITTEN REQUEST - written information including requests for Contract changes sent to Us in a form and content satisfactory to Us and received at Our Office.

YOU, YOUR - the owner, including any joint owner.

--------------------------------------------------------------------------------
                 OWNERSHIP, BENEFICIARY AND ANNUITANT PROVISIONS
--------------------------------------------------------------------------------

OWNERSHIP

This Contract belongs to the owner shown in the Contract Specifications or to any person subsequently named in a Written Request of transfer of ownership as provided below. As owner, You have sole power during the Annuitant's lifetime to exercise any rights and to receive all benefits given in this Contract provided You have not named an irrevocable beneficiary and provided the Contract is not assigned.

You will be the recipient of all payments while the Annuitant is alive unless You direct them to an alternate recipient under a Recorded payment direction. An alternate recipient under a payment direction does not become the owner. A payment direction is revocable by You at any time by Written Request giving 30 days advance notice.

JOINT OWNERS

Joint owners may be named in a Written Request prior to the Contract Date. Joint owners may independently exercise transfers between Funding Options. All other rights of ownership must be exercised by joint action. Joint owners own equal shares of any benefits accruing or payments made to them. All rights of a joint owner end at death if another joint owner survives. The entire interest of the deceased joint owner in this Contract will pass to the surviving joint owner, unless the deceased joint owner was also the Annuitant.

If a joint owner dies before payment of an annuity option begins and is survived by the Annuitant, any surviving joint owner is the "designated beneficiary" referred to in Section 72(s) of the Code, and his or her rights pre-empt those of the beneficiary named in a Written Request. Upon the death of a joint owner who is the Annuitant, the entire interest will pass to the beneficiary(ies).

TRANSFER OF OWNERSHIP

You may transfer ownership by Written Request. You may not revoke any transfer after the effective date. Once the transfer of ownership is Recorded by Us, it will take effect subject to any payments made or other actions taken by Us before the Written Request is recorded.

Unless a new beneficiary is designated, a transfer of ownership does not affect the interest of any beneficiary designated prior to the effective date of the transfer.

A transfer of ownership may have adverse tax consequences to You as the former owner; please consult Your tax advisor.

NON QUALIFIED ASSIGNMENT

To the extent permitted by law, You may collaterally assign ownership, of all or a portion of this Contract by Written Request without the approval of any beneficiary unless irrevocably named. You may not exercise any rights of ownership while the assignment remains in effect without the approval of the collateral assignee. We are not responsible for the validity of any assignment. Once the collateral assignment is Recorded by Us, it will take effect subject to any payments made or other actions taken by Us before the Written Request is Recorded.

If a claim is made based on an assignment, We may require proof of interest of the claimant. A Recorded assignment takes precedence over any rights of a beneficiary. Any amounts due under a Recorded assignment will be paid in a single sum.

An assignment may have adverse tax consequences to You; please consult Your tax advisor.

CREDITOR CLAIMS

To the extent permitted by law, no right or benefit of the owner or beneficiary under this Contract shall be subject to the claims of creditors or any legal process except as may be provided by an assignment.

BENEFICIARY

The beneficiary is the party named in a Written Request. The beneficiary has the right to receive any remaining contractual benefits upon the death of the Annuitant, or under certain circumstances, upon the death of the owner. If there is more than one beneficiary surviving the Annuitant, the beneficiaries will share equally in benefits unless different shares are Recorded with Us by Written Request prior to the death of the Annuitant.

If a joint owner dies and is survived by the Annuitant before payment of an annuity option begins, any surviving joint owner is the "designated beneficiary" referred to in Section 72(s) of the Code, and his or her rights pre-empt those of the beneficiary named in a Written Request.

Unless an irrevocable beneficiary is Recorded by Us, You have the right to change any beneficiary by Written Request during the lifetime of the Annuitant and while the Contract is in effect.

Once a change in beneficiary is Recorded by Us, it will take effect subject to any payments made or other actions taken by Us before the Written Request is Recorded.

When an Annuitant dies, if no beneficiary has been named by You, or if no Beneficiary is living, We will pay the death benefit to You or Your estate.

ANNUITANT

The Annuitant is the individual shown on the Contract Specifications on whose life Annuity payments are made. The Annuitant may not be changed after the Contract Date.

NON QUALIFIED CONTINGENT ANNUITANT

You may name one individual as a contingent Annuitant by Written Request prior to the Contract Date, provided the owner is not a trust. A contingent Annuitant may not be changed, deleted or added to the Contract after the Contract Date. For purposes of this provision the owner cannot be the Annuitant.

If the Annuitant dies prior to the Maturity Date while this Contract is in effect and while the contingent Annuitant is living:

       (a)    the death benefit will not be payable upon the Annuitant's death;
              and

       (b)    the contingent Annuitant becomes the Annuitant; and

       (c) all other rights and benefits provided by this Contract will continue in effect.

When a contingent Annuitant becomes the Annuitant, the Maturity Date remains the same as previously in effect, unless otherwise provided.

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                    PURCHASE PAYMENT AND VALUATION PROVISIONS
--------------------------------------------------------------------------------

PURCHASE PAYMENT


PURCHASE PAYMENT

A Purchase Payment is any payment You make for this Contract and the benefits it provides. An initial lump sum Purchase Payment must be made to the Contract and is due and payable before the Contract becomes effective. Each Purchase Payment is payable as shown on the Contract Specifications to Us at Our Office or to one of Our authorized representatives. No additional Purchase Payments after the initial Purchase is required to continue this Contract in force, except as provided in the "Termination" provision.

Net Purchase Payments are that part of Your Purchase Payments applied to the Contract Value. A net Purchase Payment is equal to the Purchase Payment less any applicable Premium Tax charge.

ALLOCATION OF PURCHASE PAYMENT

We will apply any net Purchase Payment to provide Accumulation Units of selected Funding Options and/or the Fixed Account of this Contract. The initial net Purchase Payment will be applied within two business days following its receipt at Our Office, if the information received is satisfactory to Us. Subsequent net Purchase Payments will be applied on the same business day if received in good order at Our Office on or before 4:00 p.m., Eastern Standard Time. The net Purchase Payment will be allocated to the Funding Options and/or the Fixed Account in the proportion specified by You for this Contract. The available Underlying Funds to which Funding Option assets are allocated are shown in the Contract Specifications Underlying Funds/and or Funding Options may be subsequently added or deleted.


FUNDING OPTION VALUATION

NUMBER OF ACCUMULATION UNITS

The number of Accumulation Units to be credited to each Funding Option once a Purchase Payment has been received by Us will be determined by dividing the net Purchase Payment applied to that Funding Option by the then Accumulation Unit Value of that Funding Option.

ACCUMULATION UNIT VALUE

We determine the value of an Accumulation Unit in each Funding Option on each Valuation Date by multiplying the value on the preceding Valuation Date by the net investment factor for that Funding Option for the Valuation Period just ended.

The value of an Accumulation Unit on any date other than a Valuation Date will be equal to its value as of the next Valuation Date.

NET INVESTMENT FACTOR

The net investment factor is a factor applied to measure the investment performance of a Funding Option from one Valuation Date to the next. The net investment factor for a Funding Option for any Valuation Period is equal to the sum of 1.0000 plus the net investment rate.

Each Funding Option's net investment rate for a Valuation Period is equal to the gross investment rate for that Funding Option, less the applicable Funding Option deduction for the Valuation Period.

All Funding Option deductions related to this Contract are shown in the Contract Specifications.

The gross investment rate of a Funding Option for a Valuation Period is equal to
(1) divided by (2), where:

(1)    is equal to

       a)     investment income, plus

       b)     capital gains and losses, whether realized or unrealized, less

       c) a deduction for any tax levied against the Separate Account and/or the Underlying Funds; and

(2)    is the amount of the assets at the beginning of the Valuation Period.

The gross investment rate for a Funding Option is based on the net asset value of the Underlying Fund and may be either positive or negative. Investment income includes any distribution whose ex-dividend date occurs during the Valuation Period.


FIXED ACCOUNT VALUATION

NUMBER OF ACCUMULATION UNITS - We will determine the number of Accumulation Units to be credited to the Fixed Account upon receipt of a Purchase Payment by dividing the net Purchase Payment applied to the Fixed Account by the then dollar value of one Accumulation Unit Value of the Fixed Account.

ACCUMULATION UNIT VALUE - We determine the value of an Accumulation Unit in the Fixed Account on any day by multiplying the value on the immediately preceding day by the net interest factor for the day on which the value is being determined.

NET INTEREST FACTOR - The net interest factor for any day is the guaranteed net interest rate which is equivalent to an effective annual interest rate of [3.00%], plus 1.0000. The method of crediting additional interest will be at Our discretion.

Interest is declared in advance. Before Annuity payments begin, We may credit the Fixed Account with annual interest rates higher than the minimum guaranteed interest rate of [3.00%]. Interest rates may be higher or lower than the initial interest rates, but not less than the minimum guaranteed interest rate of [3.00%]. Additional amounts may be credited by Us at Our discretion for the guaranteed interest periods shown in the Contract Specifications.


TRANSFER BETWEEN FUNDING OPTIONS

You may transfer all or any part of the Contract Value from one Funding Option to any other Funding Option at any time up to 30 days before the Maturity Date. Additionally, You may transfer a part of the Fixed Account value to any of the Funding Options twice a year during the 30 days following the semi-annual Contract Date Anniversary in the amount shown on the Contract Specifications.

Amounts may generally be transferred from the Funding Options to the Fixed Account at any time up to 30 days before the Maturity Date. Amounts previously transferred from the Fixed Account to the Funding Options may not be transferred back to the Fixed Account for a period of at least 6 months from the date of transfer. We reserve the right to limit the number of transfers from one Funding Option to any other Funding Option or to the Fixed Account. We will not limit these transfers to less than one in any six-month period.

Transfers between Funding Options will result in the addition or deletion of Accumulation Units having a total value equal to the dollar amount being transferred to or from a particular Funding Option. The number of Accumulation Units will be determined by using the Accumulation Unit Value of the Funding Options involved as of the next valuation after We receive notification of request for transfer. Transfers will be subject to any applicable Transfer charge stated on the Contract Specifications.

We reserve the right to restrict transfers between Funding options by any market timing firm or any other third party authorized to initiate transfers on behalf of multiple Contract owners. We may not accept, among other things; 1) transfer instructions of any agent acting under a power of attorney on behalf of more than one owner, or 2) transfer or exchange instructions of individual owners who have executed pre-authorized transfer forms which are submitted by market timing firms or other third parties on behalf of more than one owner. We further reserve the right to limit transfers by Contract owners, any market timing firm or any other third party authorized to initiate transfers on behalf of multiple Contract owners, that We determine, in Our sole discretion, will disadvantage other Contract owners.

CONTRACT VALUES

CONTRACT VALUE

The Contract Value on any date equals the sum of the accumulated values in the Funding Options. The accumulated value in a Funding Option equals the number of outstanding Accumulation Units credited to that Funding Option, multiplied by the then current Accumulation Unit Value for that Funding Option.

The Guaranteed Value of the Fixed Account equals the accumulated value of the Fixed Account calculated by using the guaranteed net interest factor. The Guaranteed Values of the Fixed Account are shown in the Table of Values.

CONTRACT CHARGE

A Contract Charge in the amount and for the period shown on the Contract Specifications will be deducted from the Contract value to reimburse Us for administrative expenses relating to the Contract. The Contract Charge will be deducted by surrendering, on a pro rata basis, Accumulation Units from all Funding Options in which You have an interest. No Contract Charge will be deducted from the Fixed Account.

We will deduct the charge on a pro rata basis if the Contract has been in effect for less than a full period on the date a Contract Charge is deducted. The Contract Charge will also be prorated upon full surrender or Termination of the Contract.

CASH SURRENDER VALUE

The cash surrender value is equal to the Contract value less any applicable withdrawal charges and fees as shown on the Contract Specifications, less any taxes deducted upon surrender, and any outstanding loan balance.

The guaranteed cash surrender value of the Fixed Account equals the guaranteed value of the Fixed Account less any applicable charges and fees as shown on the Contract Specifications, less any taxes deducted upon surrender and less any outstanding loan balance. For guaranteed cash surrender values of the Fixed Account, refer to the Table of Values.

CASH SURRENDER

You may elect by Written Request to receive the cash surrender value before the Maturity Date and without the consent of any beneficiary unless irrevocably named. You may elect either a full or partial surrender of the cash surrender value. In the case of a full surrender, this Contract will be canceled. A partial surrender will result in the reduction of Your Contract value and death benefit proceeds. If You have a balance in more than one Funding Option, Your Contract value will be reduced from all Your Funding Options on a pro rata basis, unless You request otherwise.

The cash surrender value will be determined as of the next Valuation Date following receipt of Your Written Request. We may delay payment of the cash surrender value of the Funding Options for a period of not more than five business days after Your Written Request is recorded. We may delay payment of the cash surrender value of the Fixed Account for a period of not more than six months after We receive Your Written Request.

CONTRACT CONTINUATION

Except as provided in the Termination provision, this Contract does not require continuing Purchase Payments and will automatically continue as a paid-up Contract during the lifetime of the Annuitant until the Maturity Date, or until it is surrendered.

--------------------------------------------------------------------------------
                            DEATH BENEFIT PROVISIONS
--------------------------------------------------------------------------------

DEATH OF ANNUITANT

A death benefit is payable to the beneficiary upon the death of the Annuitant before the Maturity Date, unless there is a contingent Annuitant. A death benefit is also payable under those Settlement Options which provide for death benefits. We will pay the beneficiary the death benefit, determined as of the Death Report Date, in a single sum or apply it to a Settlement Option. A beneficiary may request that a death benefit payable under this Contract be applied to a Settlement Option subject to the provisions of this Contract and the current tax laws.

DEATH OF OWNER WITH ANNUITANT SURVIVING

If the owner is not the Annuitant, and the owner dies (including the first of joint owners) before the Maturity Date, We will recalculate the value of the death benefit proceeds under the provisions of Death Benefit Proceeds Prior To The Maturity Date below, by replacing all references to "Annuitant" with "Owner." The value of the death benefit, as recalculated, will be paid in a single lump sum or by other election to the party taking proceeds under the current tax laws.

DEATH BENEFIT PROCEEDS PRIOR TO THE MATURITY DATE

If the Annuitant is less than age 75 on the Contract Date and dies before the Maturity Date, the death benefit payable as of the Death Report Date will be the greatest of a), b) or c) below less any applicable premium tax and outstanding loans:

       a)     the Contract Value on the Death Report Date; or

       b) the total Purchase Payments less the total amount of any partial surrenders made under this contract; or

       c)     the Step-Up Value (if any, as described below).

              Step-Up Value

              The Step-Up Value will initially equal the Contract Value on the first Contract Date anniversary. On each subsequent Contract Date anniversary that occurs before the Annuitant's 76th birthday and before the Annuitant's death, if the Contract Value is greater than the Step-Up Value, the Step-Up Value will be increased to equal the Contract Value on that date. If the Step-Up Value is greater than the Contract Value, the Step-Up Value will remain unchanged. Whenever a Purchase Payment is made, the Step-Up Value will be increased by the amount of that Purchase Payment. Whenever a partial surrender is taken, the Step-Up Value will be reduced by a Partial Surrender Reduction as described below. The only changes made to the Step-Up Value on or after the Annuitant's 76th birthday will be those related to additional Purchase Payments or partial surrenders as described above.

              Partial Surrender Reduction

              The Partial Surrender Reduction is equal to 1) the Step-Up Value in effect immediately prior to the reduction for the partial surrender, multiplied by 2) the amount of the partial surrender divided by 3) the Contract Value immediately prior to the partial surrender.

If the Annuitant is age 75-80 on the Contract Date and dies before the Maturity Date, the death benefit payable as of the Death Report Date will be the greater of a) or b), less any applicable premium tax and outstanding loans:

       a)     the Contract Value on the Death Report Date

       b) the total Purchase Payments less the total amount of any partial surrenders made under this contract.


PAYMENT OF DEATH BENEFIT PROCEEDS

We must be notified no later than six months from the date of death in order for Us to make payment of death benefit proceeds as described above. If notification is received more than six months after the date of death, the death benefit payable will be the Contract Value on the Death Report Date, less any applicable premium tax and outstanding loans.

DEATH PROCEEDS AFTER THE MATURITY DATE

If the Annuitant dies on or after the Maturity Date, We will pay the Beneficiary a death benefit consisting of any benefit remaining under the Annuity option then in effect.

INTEREST ON DEATH BENEFIT PROCEEDS

Interest on death benefit proceeds will be paid in accordance with state law at the time of death.

--------------------------------------------------------------------------------
                              SETTLEMENT PROVISIONS
--------------------------------------------------------------------------------

MATURITY DATE

The Maturity Date is shown on the Contract Specifications. Annuity payments will begin under this Contract on the Maturity Date unless the Contract has been fully surrendered or the proceeds have been paid to the beneficiary prior to that date. We may require proof that the Annuitant is alive before Annuity payments are made. If no Maturity Date is specified, the automatic Maturity Date will be when the Annuitant reaches age 90.

Additionally, to the extent permitted by law, at least 30 days before the original Maturity Date, You may change the Maturity Date by Written Request to any time prior to the Annuitant's 90th birthday, or to a later date with Our consent.

ELECTION OF SETTLEMENT OPTIONS

On the Maturity Date, or other agreed upon date, We will pay the amount payable under this Contract to You in one lump sum or in accordance with an Annuity Option elected by You. While the Annuitant is alive, You may change Your Settlement Option election by Written Request, but only before the Maturity Date. We reserve the right to require satisfactory proof of the Age of any person on whose life Annuity payments are based before making the first payment under any Annuity Option.

During the Annuitant's lifetime, if no election has been made by the Maturity Date, We will pay You the first of a series of periodic Annuity payments based on the life of the Annuitant, in accordance with Annuity Option 2, with 120 monthly payments assured.

Once Annuity payments have commenced, no election changes are allowed.

MINIMUM AMOUNTS

The minimum amount that can be placed under a Settlement Option is $2,000 unless We consent to a lesser amount. If any periodic payments due are less than $100, We reserve the right to make payments at less frequent intervals, resulting in a payment of at least $100 per year.

ALLOCATION OF ANNUITY

At the time an election of one of the annuity options is made, the person electing the option may elect to have the cash surrender value applied to provide a variable annuity, a fixed annuity or a combination of both.

Unless You elect otherwise, the cash surrender value of a Funding Option will be applied to provide an annuity, which varies with the investment experience of that same Funding Option. The value of the Fixed Account will be applied to provide a Fixed Annuity.

You may elect to transfer Contract Value from one Investment Option to another, as described in the provision Transfer Between Investment Options, in order to reallocate the basis on which Annuity payments will be determined. Once Annuity payments start, You may, with Our consent, change the allocation of Your values in each Funding Option.

VARIABLE ANNUITY

ANNUITY UNIT VALUE

On any Valuation Date, the Annuity Unit Value for a Funding Option equals the Funding Option Annuity Unit Value on the preceding Valuation Date, multiplied by the net investment factor for that Funding Option for the Valuation Period just ended, divided by the Assumed Daily Net Investment Factor. The Assumed Daily Net Investment Factor is shown in the Contract Specifications. The Value of an Annuity Unit on any date other than a Valuation Date will be equal to its value as of the next Valuation Date.

NUMBER OF ANNUITY UNITS

We determine the number of Annuity Units credited to this Contract in each Funding Option by dividing the amount of the first monthly annuity payment attributable to that Funding Option by the Funding Option's Unit Value as of 14 days before the Maturity Date.

AMOUNT OF FIRST PAYMENT

The Life Annuity Tables are used to determine the first monthly Annuity payment. They show the dollar amount of the first monthly Annuity payment which can be purchased with each $1,000 applied. The amount applied to a variable annuity will be the cash surrender value allocated to the variable annuity as of 14 days prior to the Maturity Date. The first monthly annuity payment is allocated among the Funding Options in the same proportion as the cash surrender value is allocated among the Funding Options. We reserve the right to require the satisfactory proof of age of any person on whose life Annuity Payments are based before making the first payment under any of these options.

AMOUNT OF SECOND AND SUBSEQUENT PAYMENTS

The dollar amount of the second and subsequent payments may change from month to month. The amount of the annuity payment for each Funding Option is found by multiplying the number of Annuity Units for that Funding Option by the Annuity Unit Value for that Funding Option. The total amount of each annuity payment will be equal to the sum of the payments in each Funding Option.

FIXED ANNUITY

A fixed annuity is an annuity with payments which remain fixed as to dollar amount throughout the payment period. The Life Annuity Tables are used to determine the monthly annuity payment. They show the dollar amount of monthly annuity payment which can be purchased with each $1,000 applied. The amount applied to the fixed annuity will be equal to the cash surrender value allocated to the fixed annuity determined as of the date fixed annuity payments start. If it would produce a larger payment, the fixed annuity payment will be determined using the Life Annuity Tables in effect on the Maturity Date.

ANNUITY OPTIONS

Subject to conditions stated in Elections Of Settlement Options and Minimum Amounts, all or any part of the Cash Surrender Value of this Contract may be paid under one or more of the Annuity Options below. We may offer additional options.

OPTION 1. LIFE ANNUITY - NO REFUND

We will make monthly annuity payments during the lifetime of the person on whose life the payments are based, ending with the last payment preceding death.

OPTION 2. LIFE ANNUITY WITH 120, 180 OR 240 MONTHLY PAYMENTS ASSURED

We will make monthly annuity payments during the lifetime of the person on whose life the payments are based. If at the death of that person, payments have been made for less than 120, 180, or 240 months, as elected, We will continue to make payments to the designated beneficiary during the remainder of the period.

OPTION 3. JOINT AND LAST SURVIVOR LIFE ANNUITY

We will make monthly annuity payments during the Joint lifetime of two persons on whose lives payments are based and during the lifetime of the survivor. No more payments will be made after the death of the survivor.

OPTION 4. JOINT AND LAST SURVIVOR LIFE ANNUITY - ANNUITY REDUCED ON DEATH OF
          PRIMARY PAYEE

We will make monthly annuity payments during the Joint lifetime of two persons on whose lives payments are based. One of the two persons will be designated as the primary payee. The other will be designated as the secondary payee. On the death of the secondary payee, if survived by the primary payee, We will continue to make monthly Annuity payments to the primary payee in the same amount that would have been payable during the Joint lifetime of the two persons. On the death of the primary payee, if survived by the secondary payee, We will continue to make monthly Annuity payments to the secondary payee in an amount equal to 50% of the payments which would have been made during the lifetime of the primary payee. No further payments will be made following the death of the survivor.

OPTION 5. PAYMENTS FOR A FIXED PERIOD

We will make monthly payments for the period selected.

OPTION 6. OTHER ANNUITY OPTIONS

We will make any other arrangements for annuity payments as may be mutually agreed by You and Us.

--------------------------------------------------------------------------------
                               GENERAL PROVISIONS
--------------------------------------------------------------------------------

CONTRACT

The entire Contract between You and Us consists of the Contract, and any attached Amendments, Riders or Endorsements.

CONTRACT CHANGES

The only way this Contract may be changed is by a written amendment, rider or endorsement signed by one of Our officers.

INCONTESTABILITY

We will not contest this Contract from the Contract Date.

MISSTATEMENT

If this Contract is issued as a Nonqualified Contract, and the Annuitant's (or, if applicable, the Owner's) sex or date of birth was misstated, all benefits of the Contract are what the Purchase Payment(s) paid would have purchased at the correct sex and Age. Proof of the Annuitant's and Owner's Age may be filed at any time at Our Office.

If this Contract is issued as a Qualified Contract and the Annuitant's date of birth was misstated, all benefits of the Contract are what the Purchase Payment(s) paid would have purchased at the correct Age. Proof of the Annuitant's Age may be filed at any time at Our Office.

SUBSTITUTION OF SEPARATE ACCOUNT OR FUNDING OPTIONS

If it is not possible to continue to offer a Separate Account, Funding Option, or Underlying Fund or in Our judgment becomes inappropriate for the purposes of this Contract, We may substitute another Separate Account, Funding Option, or Underlying Fund without Your consent. Substitution may be made with respect to both existing investments and investment of future Purchase Payments. However, no such substitution will be made without notice to You and without prior approval of the Securities and Exchange Commission, to the extent required by law.

TERMINATION

We reserve the right to terminate this Contract on any Valuation Date if the Contract value is less than the Termination amount as stated in the Contract Specifications and Purchase Payments have not been made to this Contract for at least two years. Termination will not occur until 31 days after We have mailed notice of Termination to You at Your last known address. If this Contract is terminated, We will pay You the cash surrender value, if any.

REQUIRED REPORTS

We will furnish a report to the Contract owner as often as required by law, but at least once in each Contract Year before the Maturity Date, reporting the status of the Contract as of a date not more than four months previous to the date of the mailing. The report will show the number of Accumulation Units credited to the Contract in each Funding Option and the corresponding Accumulation Unit Value as of the date of the report.

VOTING RIGHTS

If required by federal law, You may have the right to vote at the meetings of the shareholders of the Underlying Funds. If You have voting rights, We will send a notice to You telling You the time and place of a meeting. The notice will also explain matters to be voted upon and how many votes You may exercise.

MORTALITY AND EXPENSES

Our actual mortality and expense experience will not affect the amount of any annuity payments or any other values under this Contract.

NON-PARTICIPATING

This Contract does not share in Our surplus earnings, so You will receive no dividends under it.

CHANGES IN TAXES BASED UPON PREMIUM OR VALUE

If there is a law or change in law assessing taxes against Us based upon the premium or value of this Contract, We reserve the right to charge You proportionately for that tax. This would include, but is not limited to, a tax based upon Our realized net capital gains in the Funding Options and on earnings in the Fixed Account, on which We are not currently taxed.

CONFORMITY WITH STATE AND FEDERAL LAWS

This Contract is governed by the law of the state in which it is issued. Any paid-up Annuity, Cash Surrender Value or death benefits that are available under this Contract will not be less than the minimum benefits required by the statutes of the state in which this Contract is issued.

Upon receiving appropriate state approval, if necessary, We may at any time make any changes, including retroactive changes, in this Contract to the extent that the change is required to meet the requirements of any law or regulation issued by a governmental agency to which We or You are subject.

EMERGENCY PROCEDURE FOR SUSPENSION OF PAYMENTS

We reserve the right to suspend or postpone the date of any payment of any benefit or values for any Valuation Period (1) when the New York Stock Exchange is closed; (2) when trading on the Exchange is restricted; (3) when an emergency exists as determined by the Securities and Exchange Commission so that disposal of the securities held in the Funding Options is not reasonably practicable or it is not reasonably practicable to determine the value of the Funding Option's net assets, or (4) during any other period when the Securities and Exchange Commission, by order, so permits for the protection of security holders. Any provision of this Contract which specifies a Valuation Date will be superseded by this Emergency Procedure.

RELATION OF THIS CONTRACT TO THE SEPARATE ACCOUNT AND FUNDING OPTIONS

We will have exclusive and absolute ownership and control of the assets of Our Separate Account and the Funding Options. That portion of the assets of a Separate Account or Funding Option equal to the reserves and other Contract liabilities with respect to such Separate Account or Funding Option shall not be chargeable with liabilities arising out of any other business We conduct. Our determination of the value of an Accumulation Unit and an Annuity Unit by the method described in this Contract will be conclusive.

REDUCTION OR ELIMINATION OF CONTRACT CHARGES

All charges and fees under the Contract may be reduced or eliminated when certain sales or administration of the Contract result in savings or reduction of expenses and/or risks.

TRANSFERS TO OTHER CONTRACTS ISSUED BY US

Under specific conditions, We may allow You to transfer funds held by You to another Contract issued by Us without incurring charges deducted upon surrender as shown on the Contract Specifications. Once the transfer is complete and We have established a new Contract at Your direction, new withdrawal charges or surrender charges may apply to the new Contract in accordance with the provisions of such Contract.

                                 TABLE OF VALUES
        GUARANTEED VALUES OF THE FIXED ACCOUNT PER $1,000 OF NET PURCHASE
              PAYMENT APPLIED ASSUMING NO PRIOR PARTIAL SURRENDERS

        NO. OF
      YEARS FROM                                  GUARANTEED       NO. OF YEARS FROM                          GUARANTEED CASH
     DATE PAYMENT            GUARANTEED         CASH SURRENDER      DATE PAYMENT IS        GUARANTEED            SURRENDER
      IS APPLIED                VALUE               VALUE               APPLIED             VALUE                 VALUE
           1                    1030                 950                  36                  2898                 2898
           2                    1060                 980                  37                  2985                 2985
           3                    1092                 1022                 38                  3074                 3074
           4                    1125                 1055                 39                  3167                 3167
           5                    1159                 1099                 40                  3262                 3262
           6                    1194                 1144                 41                  3359                 3359
           7                    1229                 1189                 42                  3460                 3460
           8                    1266                 1236                 43                  3564                 3564
           9                    1304                 1304                 44                  3671                 3671
          10                    1343                 1343                 45                  3781                 3781
          11                    1384                 1384                 46                  3895                 3895
          12                    1425                 1425                 47                  4011                 4011
          13                    1468                 1468                 48                  4132                 4132
          14                    1512                 1512                 49                  4256                 4256
          15                    1557                 1557                 50                  4383                 4383
          16                    1604                 1604                 51                  4515                 4515
          17                    1652                 1652                 52                  4650                 4650
          18                    1702                 1702                 53                  4790                 4790
          19                    1753                 1753                 54                  4934                 4934
          20                    1806                 1806                 55                  5082                 5082
          21                    1860                 1860                 56                  5234                 5234
          22                    1916                 1916                 57                  5391                 5391
          23                    1973                 1973                 58                  5553                 5553
          24                    2032                 2032                 59                  5720                 5720
          25                    2093                 2093                 60                  5891                 5891
          26                    2156                 2156                 61                  6068                 6068
          27                    2221                 2221                 62                  6250                 6250
          28                    2287                 2287                 63                  6437                 6437
          29                    2356                 2356                 64                  6631                 6631
          30                    2427                 2427                 65                  6829                 6829
          31                    2500                 2500                 66                  7034                 7034
          32                    2575                 2575                 67                  7245                 7245
          33                    2652                 2652                 68                  7463                 7463
          34                    2731                 2731                 69                  7687                 7687
          35                    2813                 2813                 70                  7917                 7917

                               LIFE ANNUITY TABLES
                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

               THIS TABLE WILL BE USED FOR NONQUALIFIED CONTRACTS.

                     OPTIONS 1 AND 2- SINGLE LIFE ANNUITIES


        MALE              NUMBER OF MONTHLY PAYMENTS GUARANTEED
      ADJUSTED          NONE         120           180         240
        AGE
         45             3.59         3.57         3.56         3.53
         46             3.64         3.62         3.60         3.57
         47             3.69         3.67         3.65         3.62
         48             3.75         3.73         3.70         3.67
         49             3.81         3.78         3.76         3.71
         50             3.87         3.84         3.81         3.77
         51             3.93         3.90         3.87         3.82
         52             4.00         3.97         3.93         3.87
         53             4.07         4.04         3.99         3.93
         54             4.15         4.11         4.06         3.99
         55             4.23         4.19         4.13         4.05
         56             4.32         4.27         4.20         4.11
         57             4.41         4.35         4.28         4.17
         58             4.50         4.44         4.36         4.24
         59             4.61         4.53         4.44         4.31
         60             4.72         4.63         4.53         4.37
         61             4.83         4.74         4.62         4.44
         62             4.96         4.85         4.71         4.51
         63             5.09         4.97         4.81         4.58
         64             5.24         5.09         4.90         4.65
         65             5.39         5.22         5.01         4.72
         66             5.56         5.36         5.11         4.79
         67             5.73         5.50         5.21         4.86
         68             5.92         5.64         5.32         4.93
         69             6.12         5.80         5.43         4.99
         70             6.34         5.96         5.53         5.05
         71             6.56         6.12         5.64         5.11
         72             6.81         6.29         5.75         5.16
         73             7.07         6.46         5.85         5.21
         74             7.35         6.64         5.95         5.26
         75             7.64         6.82         6.05         5.30

         DOLLAR AMOUNTS OF THE MONTHLY ANNUITY PAYMENTS IN THE ABOVE TABLE ASSUMES A YEAR 2001 ISSUE, AND ARE BASED ON THE ANNUITY 2000 TABLE WITH MORTALITY IMPROVEMENTS BASED ON PROJECTION SCALE G. THIS TABLE ASSUMES A NET INVESTMENT RATE OF 3% PER ANNUM, ASSUMING A 365-DAY YEAR.

         Calendar Year in which 1st payment is due:
         Adjusted Age is Actual Age:

         2001              2002-2005        2006-2010         2011-2015         2016-2020
         minus 0           minus 1          minus 2           minus 3           minus 4

         2021-2025         2026-2030        2031-2035         2036 AND LATER
         minus 5           minus 6          minus 7           minus 8

                               LIFE ANNUITY TABLES
                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

               THIS TABLE WILL BE USED FOR NONQUALIFIED CONTRACTS.

                     OPTIONS 1 AND 2- SINGLE LIFE ANNUITIES

       FEMALE                           NUMBER OF MONTHLY PAYMENTS GUARANTEED
      ADJUSTED              NONE               120                 180                240
        AGE
         45                 3.39               3.39               3.38                3.37
         46                 3.43               3.43               3.42                3.40
         47                 3.48               3.47               3.46                3.44
         48                 3.52               3.52               3.50                3.48
         49                 3.57               3.56               3.55                3.53
         50                 3.62               3.61               3.60                3.57
         51                 3.68               3.66               3.65                3.62
         52                 3.74               3.72               3.70                3.67
         53                 3.80               3.78               3.76                3.72
         54                 3.86               3.84               3.81                3.78
         55                 3.93               3.90               3.88                3.83
         56                 4.00               3.97               3.94                3.89
         57                 4.07               4.05               4.01                3.95
         58                 4.15               4.12               4.08                4.01
         59                 4.24               4.20               4.15                4.08
         60                 4.33               4.29               4.23                4.15
         61                 4.43               4.38               4.32                4.22
         62                 4.53               4.48               4.40                4.29
         63                 4.64               4.58               4.49                4.36
         64                 4.76               4.69               4.59                4.44
         65                 4.89               4.80               4.69                4.52
         66                 5.02               4.92               4.79                4.59
         67                 5.17               5.05               4.89                4.67
         68                 5.32               5.19               5.00                4.75
         69                 5.49               5.33               5.12                4.82
         70                 5.68               5.48               5.23                4.90
         71                 5.87               5.64               5.35                4.97
         72                 6.09               5.81               5.47                5.04
         73                 6.32               5.99               5.59                5.10
         74                 6.57               6.18               5.71                5.16
         75                 6.84               6.37               5.83                5.22

         DOLLAR AMOUNTS OF THE MONTHLY ANNUITY PAYMENTS IN THE ABOVE TABLE ASSUMES A YEAR 2001 ISSUE, AND ARE BASED ON THE ANNUITY 2000 TABLE WITH MORTALITY IMPROVEMENTS BASED ON PROJECTION SCALE G. THIS TABLE ASSUMES A NET INVESTMENT RATE OF 3% PER ANNUM, ASSUMING A 365-DAY YEAR.

         Calendar Year in which 1st  payment is due:
         Adjusted Age is Actual Age:

         2001              2002-2005        2006-2010         2011-2015         2016-2020
         minus 0           minus 1          minus 2           minus 3           minus 4

         2021-2025         2026-2030        2031-2035         2036 AND LATER
         minus 5           minus 6          minus 7           minus 8

                               LIFE ANNUITY TABLES
                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

                THIS TABLE WILL BE USED FOR QUALIFIED CONTRACTS.

                     OPTIONS 1 AND 2- SINGLE LIFE ANNUITIES

      UNISEX                            NUMBER OF MONTHLY PAYMENTS GUARANTEED
     ADJUSTED              NONE                120                 180                240
        AGE
        45                 3.49                3.48               3.47                3.45
        46                 3.54                3.53               3.51                3.49
        47                 3.59                3.57               3.56                3.53
        48                 3.64                3.62               3.60                3.58
        49                 3.69                3.68               3.65                3.62
        50                 3.75                3.73               3.71                3.67
        51                 3.81                3.79               3.76                3.72
        52                 3.87                3.85               3.82                3.77
        53                 3.94                3.91               3.88                3.83
        54                 4.01                3.98               3.94                3.88
        55                 4.08                4.05               4.01                3.94
        56                 4.16                4.12               4.07                4.00
        57                 4.24                4.20               4.15                4.07
        58                 4.33                4.28               4.22                4.13
        59                 4.42                4.37               4.30                4.20
        60                 4.52                4.46               4.38                4.27
        61                 4.63                4.56               4.47                4.34
        62                 4.75                4.67               4.56                4.41
        63                 4.87                4.78               4.65                4.48
        64                 5.00                4.89               4.75                4.55
        65                 5.14                5.01               4.85                4.62
        66                 5.29                5.14               4.95                4.70
        67                 5.45                5.28               5.06                4.77
        68                 5.62                5.42               5.17                4.84
        69                 5.81                5.57               5.28                4.91
        70                 6.00                5.72               5.39                4.98
        71                 6.22                5.89               5.50                5.04
        72                 6.44                6.06               5.62                5.10
        73                 6.69                6.23               5.73                5.16
        74                 6.95                6.41               5.84                5.21
        75                 7.24                6.60               5.95                5.26

         DOLLAR AMOUNTS OF THE MONTHLY ANNUITY PAYMENTS IN THE ABOVE TABLE ASSUMES A YEAR 2001 ISSUE, AND ARE BASED UPON THE ANNUITY 2000 TABLE (BLENDED 50%/50% FEMALE/MALE) WITH MORTALITY IMPROVEMENTS BASED ON PROJECTION SCALE G. THIS TABLE ASSUMES A NET INVESTMENT RATE OF 3% PER ANNUM, ASSUMING A 365-DAY YEAR.


         Calendar Year in which 1st  payment is due:
         Adjusted Age is Actual Age:

         2001              2002-2005        2006-2010         2011-2015         2016-2020
         minus 0           minus 1          minus 2           minus 3           minus 4

         2021-2025         2026-2030        2031-2035         2036 AND LATER
         minus 5           minus 6          minus 7           minus 8

                               LIFE ANNUITY TABLES
                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

              THESE TABLES WILL BE USED FOR NONQUALIFIED CONTRACTS.


                 OPTION 3 - JOINT AND LAST SURVIVOR LIFE ANNUITY

      MALE
    ADJUSTED                                                   FEMALE ADJUSTED AGE
       AGE              45             50              55              60              65              70              75
       45              3.18           3.27            3.35            3.42            3.47            3.51            3.54
       50              3.24           3.36            3.47            3.58            3.66            3.73            3.78
       55              3.29           3.43            3.59            3.74            3.87            3.99            4.08
       60              3.32           3.49            3.69            3.89            4.09            4.28            4.43
       65              3.35           3.54            3.76            4.02            4.31            4.59            4.84
       70              3.36           3.57            3.82            4.13            4.49            4.89            5.29
       75              3.37           3.59            3.86            4.21            4.63            5.14            5.71


                 OPTION 4 - JOINT AND LAST SURVIVOR LIFE ANNUITY
                    REDUCED BY 50% ON DEATH OF PRIMARY PAYEE

       AGE OF PRIMARY MALE                  DOLLAR AMOUNT
      AND SECONDARY FEMALE
               45                               3.37
               50                               3.60
               55                               3.88
               60                               4.26
               65                               4.79
               70                               5.52
               75                               6.54

Dollar amounts of the monthly Annuity payments in the above table and assumes a year 2001 issue and are based on the Annuity 2000 Table with mortality improvements based on Projection Scale G. This table assumes a net investment rate of 3% per Annum, assuming a 365-day year.

Calendar Year in which 1st  payment is due:
Adjusted Age is Actual Age:

2001              2002-2005         2006-2010        2011-2015         2016-2020
minus 0           minus 1           minus 2          minus 3           minus 4

2021-2025         2026-2030         2031-2035        2036 AND LATER
minus 5           minus 6           minus 7          minus 8

                               LIFE ANNUITY TABLES
                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

               THESE TABLES WILL BE USED FOR QUALIFIED CONTRACTS.

                 OPTION 3 - JOINT AND LAST SURVIVOR LIFE ANNUITY

     UNISEX
    ADJUSTED                                                   UNISEX ADJUSTED AGE
       AGE              45             50              55              60              65              70              75
       45              3.19           3.26            3.33            3.38            3.41            3.44            3.46
       50              3.26           3.37            3.46            3.54            3.61            3.66            3.69
       55              3.33           3.46            3.60            3.72            3.83            3.91            3.98
       60              3.38           3.54            3.72            3.90            4.07            4.22            4.33
       65              3.41           3.61            3.83            4.07            4.32            4.56            4.75
       70              3.44           3.66            3.91            4.22            4.56            4.91            5.23
       75              3.46           3.69            3.98            4.33            4.75            5.23            5.74



                 OPTION 4 - JOINT AND LAST SURVIVOR LIFE ANNUITY
                    REDUCED BY 50% ON DEATH OF PRIMARY PAYEE

         AGE OF PRIMARY
      AND SECONDARY UNISEX                  DOLLAR AMOUNT
               45                               3.34
               50                               3.55
               55                               3.82
               60                               4.19
               65                               4.70
               70                               5.40
               75                               6.40


Dollar amounts of the monthly Annuity payments in the above table assumes a year 2001 issue, and are based on the Annuity 2000 Table (blended 50%/50% female/male) with mortality improvements based on Projection Scale G. This table assumes a net investment rate of 3% per Annum, assuming a 365-day year.

Calendar Year in which 1st  payment is due:
Adjusted Age is Actual Age:

2001              2002-2005         2006-2010        2011-2015         2016-2020
minus 0           minus 1           minus 2          minus 3           minus 4

2021-2025         2026-2030         2031-2035        2036 AND LATER
minus 5           minus 6           minus 7          minus 8

                               LIFE ANNUITY TABLES
                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

        THIS TABLE WILL BE USED FOR NONQUALIFIED AND QUALIFIED CONTRACTS.

                     OPTION 5 - PAYMENTS FOR A FIXED PERIOD



                      MONTHLY                                        MONTHLY
    NUMBER OF         PAYMENT                       NUMBER OF        PAYMENT
      YEARS           AMOUNT                          YEARS          AMOUNT
        5              17.91                            18            5.96
        6              15.14                            19            5.73
        7              13.16                            20            5.51
        8              11.68                            21            5.32
        9              10.53                            22            5.15
       10              9.61                             23            4.99
       11              8.86                             24            4.84
       12              8.24                             25            4.71
       13              7.71                             26            4.59
       14              7.26                             27            4.47
       15              6.87                             28            4.37
       16              6.53                             29            4.27
       17              6.23                             30            4.18

The dollar amounts of the monthly Annuity payments for the fifth option are based on a net investment rate of 3% per annum, assuming a 365-day year.

                       This Page Left Blank Intentionally

         FLEXIBLE PREMIUM INDIVIDUAL DEFERRED VARIABLE ANNUITY CONTRACT
                    LIFE ANNUITY COMMENCING AT MATURITY DATE



              ELECTIVE OPTIONS                      NON-PARTICIPATING

--------------------------------------------------------------------------------
                ENHANCED STEPPED-UP PROVISION DEATH BENEFIT RIDER
--------------------------------------------------------------------------------

THIS RIDER IS NOT AVAILABLE WHEN EITHER THE ANNUITANT OR OWNER IS AGE 76 OR OLDER ON THE RIDER EFFECTIVE DATE.

The Rider Effective Date is the date this rider is attached to and made a part of the Contract.

The DEATH PROCEEDS PRIOR TO MATURITY DATE section of the Contract or any attached endorsement/rider is amended by adding the following language to the end of the section:

The total death benefit payable as of the Death Report Date will equal the death benefit described in the Contract or any attached endorsement/rider plus the greater of zero or the following amount:

         If the Annuitant is younger than age [70] on the Rider Effective Date:
         [40%] of the lesser of

         1. [250%] of: the Modified Purchase Payment(s) excluding Purchase Payment(s) that are both received after the first Rider Effective Date anniversary and within 12 months of the Death Report Date, or

         2. Your Contract value minus the Modified Purchase Payment(s), calculated as of the Death Report Date.

         If the Annuitant is between the ages of [70 and 75] on the Rider Effective Date: [25%] of the lesser of

         1. [250%] of: the Modified Purchase Payment(s) excluding Purchase Payment(s) that are both received after the first Rider Effective Date anniversary and within 12 months of the Death Report Date, or

         2. Your Contract value minus the Modified Purchase Payment(s), calculated as of the Death Report Date.

         Modified Purchase Payment(s)

         The initial Modified Purchase Payment is equal to the Contract value as of the Rider Effective Date. Whenever a Purchase Payment is made after the Rider Effective Date, the Modified Purchase Payment(s) are increased by the amount of the Purchase Payment. Whenever a partial surrender is taken after the Rider Effective Date, the Modified Purchase Payment(s) are reduced by a Partial Surrender Reduction as described below.

         The Partial Surrender Reduction is equal to 1) the Modified Purchase Payment(s) in effect immediately prior to the reduction for the partial surrender, multiplied by 2) the amount of the partial surrender divided by 3) the Contract value immediately prior to the partial surrender.

The annual Mortality and Expense charge of the Contract is increased by 0.25% for election of this rider. This increase in the annual Mortality and Expense charge will result in an increase to the total funding option daily deduction of
 .00000685. If election of an Enhanced Stepped-Up Provision Death Benefit Rider takes place on the Contract Date, these charges will also be shown on the Contract Specifications page.

This Rider is to be read in conjunction with the Non-Qualified Annuity Spousal Continuation Rider, if applicable.

                                            THE TRAVELERS INSURANCE COMPANY

                                             /s/ George C. Kokulis
                                                 PRESIDENT

--------------------------------------------------------------------------------
            WAIVER OF WITHDRAWAL CHARGE FOR NURSING HOME CONFINEMENT
--------------------------------------------------------------------------------

WAIVER DOES NOT APPLY WITH RESPECT TO THE NURSING HOME BENEFIT IF THE OWNER IS CONFINED ON THE CONTRACT DATE, NOR IS THERE COVERAGE UNTIL ONE YEAR AFTER THE CONTRACT DATE

This rider is made available when the Owner is age 70 or under on the Contract Date and is made a part of the Contract to which it is attached.

If after the effective date of this rider, and prior to the Maturity Date of the Contract, the Owner begins confinement in an Eligible Nursing Home, and remains confined for the Qualifying Period, You may make a total or partial withdrawal, subject to the Maximum Withdrawal Amount, without incurring a withdrawal charge. We will waive the withdrawal charge only for withdrawals made during continued confinement in an Eligible Nursing Home after the Qualifying Period has been satisfied, or within sixty (60) days after such confinement ends. We will require proof of confinement in a form satisfactory to Us. Part of the proof may be certification by a licensed physician that such confinement is medically necessary, as determined by the attending physician.

DEFINITIONS:

An ELIGIBLE NURSING HOME is an institution or special nursing unit of a hospital which:

         (a) Is Medicare approved as a provider of skilled nursing care services; and

         (b) Is not, other than in name only, an acute care hospital, a home for the aged, a retirement home, a rest home, a community living center, or a place mainly for the treatment of alcoholism.

                                       OR

Meets all of the following standards:

         (a) It is licensed as a Nursing Care Facility by the state in which it is located;

         (b) It is either a freestanding facility or a distinct part of another facility such as a ward, wing, unit or swing-bed of a hospital or other facility;

         (c) It provides nursing care to individuals who are not able to care for themselves and who require nursing care;

         (d) Its primary function is to provide nursing care and room and board; and the facility charges for these services. The care must be performed under the direction of a licensed physician, or registered nurse (RN), or licensed practical nurse (LPN);

         (e) It may include care provided by a licensed physical, respiratory, occupational or speech therapist; and

         (f) It is not, other than in name only, an acute care hospital, a home for the aged, a retirement home, a rest home, a community living center, or a place mainly for the treatment of alcoholism.

QUALIFYING PERIOD is confinement in an Eligible Nursing Home for 90 consecutive days.

EXCLUSIONS

We will not waive withdrawal charges if confinement is due to one or more of the following causes:

         (a) Mental, nervous, emotional or personality disorder without demonstrable organic disease, including, but not limited to, neurosis, psychoneurosis, psychopathy or psychosis;

         (b) The voluntary taking or injection of drugs, unless prescribed or administered by a licensed physician;

         (c) The voluntary taking of any drugs prescribed by a licensed physician and intentionally not taken as prescribed;

         (d) Sensitivity to drugs voluntarily taken, unless prescribed by a physician;

         (e) Drug addition, unless addiction results from the voluntary taking of drugs prescribed by a licensed physician, or the involuntary taking of drugs.


MAXIMUM WITHDRAWAL AMOUNT

The Maximum Withdrawal Amount available without incurring a withdrawal charge is the Contract Value on the next Valuation Date following written proof of claim, less any Purchase Payments made within 12 months prior to the date confinement in an Eligible Nursing Home begins, less any additional Purchase Payments made on or after the Owner's 71st birthday.

NOTICE OF CLAIM

Written notice of claim must be given to Us following completion of the Qualifying Period, and either while the Owner continues to be confined or within 60 days after discharge from the Eligible Nursing Home. If notice cannot be given to Us within 60 days, it must be given as soon as reasonably possible.

PAYMENT OF CLAIMS

Benefits payable under this rider will be paid as soon as We receive proper written proof of claim. The portion of the Contract Value that is withdrawn will be paid in a lump sum to You.

DENIAL OF WAIVER BENEFIT

If the waiver benefit is denied, the withdrawal proceeds will not be disbursed until You are notified of the denial and provided with the opportunity to reapply for the withdrawal proceeds or to reject the withdrawal proceeds.

TAX IMPLICATIONS

Receipt of any portion of the Contract Value may be taxable to You as the Owner. Please consult with Your tax advisor.


                                         THE TRAVELERS INSURANCE COMPANY

                                          /s/ George C. Kokulis

                                                  PRESIDENT

                INDIVIDUAL RETIREMENT ANNUITY QUALIFICATION RIDER

         As requested by you, this Contract is amended as follows to qualify as an Individual Retirement Annuity (IRA) under Section 408(b) of the Code of 1986, as amended.

I.       EXCLUSIVE BENEFIT

         This Contract is established for the exclusive benefit of you or your Beneficiaries.

II.      PROHIBITION OF ASSIGNMENT OR LOAN

         This Contract shall not be pledged or otherwise encumbered and it shall not be sold, assigned or otherwise transferred to any person or entity other than us. No loans shall be made under this Contract.

III.     LIMITATION ON PURCHASE PAYMENTS

         Notwithstanding the provisions of the Contract and except in the case of a rollover contribution (as permitted by Section 402(c), 403(a)(4), 403(b)(8), or 408(d)(3) of the Code) or a contribution made in accordance with the terms of a Simplified Employee Pension (SEP) program as described in Section 408(k) of the Code, the total contributions shall not exceed the lesser of $2,000 or 100% of compensation for any taxable year. In the case of a spousal IRA, the maximum contribution shall not exceed the lesser of $2,250 or 100% of compensation, but no more than $2,000 can be contributed to either spouse's IRA. In the case of a Simplified Employee Pension Plan qualifying under Section 408(k), the annual contribution under the Contract may not exceed the lesser of $30,000 or 15% of compensation. No contributions will be accepted unless they are in cash.

         The amount of purchase payments beyond the minimum purchase payment under this Contract is not fixed. The minimum purchase payment must be received as a rollover (see Section X). Payment of purchase payments beyond the first will not be required to continue this contract.

         Purchase payments after the first will not be required to continue this Contract in force. We reserve the right, however, to terminate this Contract when no purchase payments have been made for at least two consecutive years and the Contract Value of the Contract is less than the termination amount of $1,000 or the paid up Annuity benefit at maturity would be less than $20 per month. If this Contract is terminated, we will pay you the Cash Surrender Value, if any.

IV.      COMPENSATION

         Compensation means wages, salaries, professional fees, or other amounts derived from or received from personal service actually rendered (including, but not limited to, commissions) and includes earned income as defined in Code Section 401(c)(2). Compensation does not include amounts received as earnings or profits from property or amounts not includible in gross income. Compensation also does not include any amount received as a pension or Annuity or as deferred compensation. The term "compensation" shall include any amount includible in the individual's gross income under Code Section 71 with respect to a divorce or separation instrument.

V.       DISTRIBUTION OF BENEFITS

         Notwithstanding any provision of this contract to the contrary, the distribution of an individual's interest shall be made in accordance with the minimum distribution requirements of Section 408(a)(6) or
         Section 408(b)(3) of the Code and the regulations thereunder, including the incidental death benefit provisions of Section 1.401(a)(9)-2 of the proposed regulations, all of which are herein incorporated by reference.

         Your entire interest in the account must be distributed, or begin to be distributed, by your required beginning date, which is the April 1 following the calendar year in which you reach age 70 1/2. For each succeeding year, a distribution must be made on or before December 31. By the required beginning date you may elect to have the balance in the account distributed in one of the following forms:

         1.       a single sum payment;

         2.       equal or substantially equal payments over your life;

         3. equal or substantially equal payments over the lives of you and your designated Beneficiary;

         4. equal or substantially equal payments over a specified period that may not be longer than your life expectancy;

         5. equal or substantially equal payments over a specified period that may not be longer than the joint life and last survivor expectancy of you and your designated Beneficiary.

         MINIMUM  AMOUNTS TO BE DISTRIBUTED

         If your interest is to be distributed in other than a lump sum or substantially equal amounts as discussed above, then the amount to be distributed each year, commencing at your required beginning date, must be at least an amount equal to the quotient obtained by dividing your entire interest by your life expectancy or the joint and survivor expectancy of you and your designated Beneficiary.

         Life expectancy and joint and last survivor expectancy are computed by use of the return multiples contained in section 1.72-9 of the Income Tax Regulations. For purposes of this computation, the owner's life expectancy may be recalculated no more frequently than annually; however, the life expectancy of a nonspouse Beneficiary may not be recalculated.

         If your designated Beneficiary is not your spouse, then the minimum amount required to be distributed shall be the greater of the amount determined above, or the amount determined under the incidental benefit rules set forth in Treasury Regulation Section 1.401(a)(9)-2.

VI.      DEATH

         If you die before your entire interest is distributed, the entire remaining interest will be distributed as follows:

         1. If you die on or after distributions have begun under the DISTRIBUTION OF BENEFITS section, the entire remaining interest must be distributed at least as rapidly as provided under the DISTRIBUTION OF BENEFITS section.

         2. If you die before distributions have begun under the DISTRIBUTION OF BENEFITS section, the entire remaining interest must be distributed as elected by you, or, if you have not so elected, as elected by the Beneficiary or Beneficiaries, as follows:

                  a. by December 31st of the year containing the fifth anniversary of your death; or

                  b. in equal or substantially equal payments over the life or life expectancy of the designated Beneficiary or Beneficiaries starting by December 31st of the year following the year of your death. If the Beneficiary is your surviving spouse and he or she elects to treat this contract as his or her own, this distribution may be deferred until December 31st of the year you would have turned age 70 1/2.

         If your surviving spouse dies before distributions begin, the restrictions in paragraphs 2 (a) and (b) above shall apply.

         Unless otherwise elected by you prior to the commencement of distributions under the DISTRIBUTION OF BENEFITS section, or, if applicable, by the surviving spouse where you die before distributions have commenced, life expectancies of you or your spousal Beneficiary shall be recalculated annually for purposes of distributions under the DISTRIBUTION OF BENEFITS section and the DEATH section. An election not to recalculate shall be irrevocable and shall apply to all subsequent years. The life expectancy of a non-spouse Beneficiary shall not be recalculated.

VII.     ALTERNATIVE CALCULATION METHOD

         An individual may satisfy the minimum distribution requirements under section 408(a)(6) and 408(b)(3) of the Code by receiving a distribution for one IRA that is equal to the amount required to satisfy the minimum distribution requirements for two or more IRAs. For this purpose, the owner of two or more IRAs may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above.

VIII.    NONFORFEITABILITY

         Your entire interest in this Contract is nonforfeitable.

IX.      NONTRANSFERABLE

         This Contract is not transferable.

X.       ROLLOVERS

         A. Subject to subparagraphs (B) and (C) hereof, and the limitations stated in the Contract, you may transfer to this Contract your interest in any of the following:

                  1. the entire amount, or any portion thereof, under any other individual retirement account or individual retirement Annuity qualified under Section 408 of the Code;

                  2. the entire amount, or any portion thereof, excluding nondeductible employee voluntary contributions, under a trust described in Section 401(a) of the Code which is exempt from tax under Section 501(a) of the Code or under a qualified annuity plan described in
                           Section 403(a) of the Code.

                  3. the entire amount or any portion thereof, excluding nondeductible employee voluntary contributions, to which you are entitled under a tax sheltered annuity described in Section 403(b) of the Code.

                  4. distributions you roll over from retirement plans or arrangements described in A.2. and A.3. above to this contract must be completed by means of a direct transfer or rollover in accordance with Code Section 401(a)(31) in order to avoid mandatory 20% income tax withholding from the distribution and a possible 10% additional tax penalty under Code Section 72(t). You may replace amounts withheld from other sources to complete the full rollover, but the 10% penalty may continue to be due, if you do not specify that the transfer of the distribution be conducted by direct transfer or rollover.

         B. You shall not make a rollover under subparagraph (A)(1) hereof during the 12 month period commencing on the date you last made a rollover contribution of the type described in subparagraph (A)(1).

         C. We must receive any amount which qualifies for a rollover within 60 days after you receive the distribution.

XI.      DISTRIBUTIONS PRIOR TO AGE 59 1/2

         Except in the event of your death, disability or attainment of age 59 1/2, we shall receive from you a declaration of your intention as to the disposition of the amounts distributed before making any distribution from this Contract.

XII.     REPORTS

         As the issuer of this Contract, we will furnish reports concerning the status of the Annuity at least annually.

XIII.    DISABILITY PAYMENTS

         If the Contract contains a Rider for waiver of premium and disability payment benefits, any disability payments provided for in the CONTRACT SPECIFICATIONS will be applied as purchase payments under the contract.

XIV.     AMENDMENT

         This Contract may be amended by us at any time to maintain its qualified status under Section 408(b) of the Code, following all regulatory approvals. Any such amendment may be made retroactively effective if necessary or appropriate to conform to the requirements of the Code (or any State law granting IRA tax benefits.)

                                 THE TRAVELERS INSURANCE COMPANY

                                        /s/ R.A.

                                         Chairman

                    TAX-SHELTERED ANNUITY QUALIFICATION RIDER

This endorsement is made a part of this contract in order to comply with Section 403(b) of the Code. The following conditions, restrictions and limitations apply.

OWNERSHIP - NON-TRANSFERABLE

You may not sell, assign, or discount this contract or pledge this contract as collateral for a loan or as security for the performance of an obligation or for any other purpose, to any person or organization other than to us. This provision supersedes any provisions of the contract which may be inconsistent with it.

ELECTIVE DEFERRAL CONTRIBUTION LIMITS

In order to meet the qualification requirements of Code Section 403(b), elective deferral contributions may not exceed the limitations in effect under Code
Section 402(g).

This rule is an individual limitation that applies to all elective deferral plans, contracts or arrangements in the aggregate.

WITHDRAWAL RESTRICTIONS

To qualify as a contract which can defer compensation under a Code Section 403(b) plan or arrangement, the withdrawal restrictions under Code Section 403(b)(11) must be met.

Withdrawals attributable to contributions made pursuant to a salary reduction agreement may be paid only upon or after attainment of age 59 1/2, separation from service, death, total or permanent disability (as defined in Code Section 72(m)(7)) or in the case of hardship (as defined in the Treasury Regulations). The hardship exception applies only to the salary reduction contribution and not to any income attributable to such contribution.

These withdrawal restrictions apply to years beginning after December 31, 1988 but only with respect to assets other than those assets held as of the close of the last year beginning before January 1, 1989.

If contributions attributable to a custodial account described in Section 403(b)(7) of the Code are transferred to this contract, the following conditions, restrictions, and limitations apply.

Withdrawals attributable to these transferred contributions may be paid only upon or after attainment of age 59 1/2, separation from service, death, or total and permanent disability (as defined in Code Section 72(m)(7)).

Withdrawals on account of hardship may be made only with respect to assets attributable to a custodial account as of the close of the last year beginning before January 1, 1989 and amounts contributed thereafter under a salary reduction agreement but not to any income attributable to such conditions.

ELIGIBLE ROLLOVERS

To the extent you are otherwise eligible for a distribution under this contract, and provided the distribution is an eligible rollover distribution, you may elect to have such distribution or a portion of it paid directly to an eligible retirement plan. You must specify the eligible retirement plan to which such distribution is to be paid in a form and at such time acceptable to us. Such distribution shall be made as of a direct transfer to the eligible retirement plan so specified. Contract surrender penalties may apply to all rollovers.

Previously taxed amounts in this contract are not eligible for rollover. Amounts that are rolled over are taxed generally until later distributed. An eligible rollover distribution includes generally any taxable distribution or portion thereof from this contract except:

         a. any distribution which is one of a series of substantially equal periodic payments made not less frequently than annually and made to you for life or life expectancy or to you or your joint life beneficiary for joint lives or life expectancies, or for a specified period of 10 years or more, or

         b. any distribution which is a required distribution as described above under "MANDATORY DISTRIBUTION REQUIREMENTS."

An eligible retirement plan includes an individual retirement annuity or account described in Code Section 408. It also includes a tax sheltered annuity plan or arrangement under Code Section 403(b), provided it accepts eligible rollovers and is a defined contribution plan.

If you receive a distribution that is eligible for rollover, but you receive the check directly, then mandatory income tax withholding will be taken from the distribution. You may roll over the balance to an individual retirement annuity or account within 60 days of receipt, and may make up the amount withheld from other sources in the rollover in order to roll over the maximum without possible early distribution tax penalty on the amount of the tax withholding.

MANDATORY DISTRIBUTION REQUIREMENTS

In order to meet the qualification requirements of Code Section 403(b), all plans must meet the required mandatory distribution rules in Code Section 401(a)(9).

Code Section 401(a)(9) states that a plan will not be qualified unless the entire interest of each employee is distributed to such employee not later than the "required beginning date" or over the life or life expectancy of such employee or over the lives or joint life expectancy of such employee and a designated Beneficiary. Generally, the "required beginning date" means April 1 of the calendar year following the calendar year in which the employee attains age 70 1/2.

If the employee dies after the distribution has begun but before his/her entire interest has been distributed, the remaining interest must be paid out at least as rapidly as it was being paid out under the method of payment in effect at the time of death. If the employee dies before the distribution of his/her entire interest has begun, the entire interest must be distributed within five years after the employee's death or an Annuity payable over no longer than life or life expectancy must be distributed to an electing designated Beneficiary starting within one year of the employee's death. A spousal designated Beneficiary may elect to defer distributions until the employee would have attained the age of 70 1/2.

ADMINISTRATIVE COMPLIANCE

If changes in the Code and related law, regulations and rulings require a distribution greater than described above in order to keep this Annuity qualified under the Code, we will administer the contract in accordance with these laws, regulations and rulings. We will provide you with a revised rider describing any necessary changes, following all regulatory approvals.

                                    THE TRAVELERS INSURANCE COMPANY

                                        /s/ R.A.

                                               Chairman

                           TAX LAW QUALIFICATION RIDER

This rider is made a part of this contract as its Contract Date in order to comply with the tax rules under Section 72(s) of the Code for required distributions upon the death of any contract owner. The following conditions, restrictions and limitations must apply to maintain the tax qualified status of your Annuity.

REQUIRED DISTRIBUTIONS WHERE OWNER AND ANNUITANT DIE SIMULTANEOUSLY

If you are the owner and the Annuitant or you are the owner and you die simultaneously with the Annuitant before payment of any Annuity or Income Option begins, an amount equal to the Death Benefit will be distributed within five years of your death to the contract Beneficiary unless:

         a. the Beneficiary elects by Written Request to have the proceeds distributed over the Beneficiary's life or over a period not extending beyond life expectancy, and the payments begin within one year of your death; or

         b. the sole Beneficiary is your spouse who elects by Written Request to continue the contract as the owner and Annuitant.

If you are the owner and the Annuitant or you are the owner and you die simultaneously with the Annuitant after an Annuity or Income option begins but before your entire interest has been distributed, the remaining proceeds of the contract will be distributed at least as rapidly as they were being distributed under the method of payment in effect at the time of your death.

The death of the first joint owner triggers these distribution requirements.

NON-NATURAL OWNER HOLDING FOR NATURAL PERSONS

The above rules also apply if you are not an individual and the primary Annuitant dies before payment of an Annuity or Income Option begins. Payments will be made to the Beneficiary. The primary Annuitant is the first-named Annuitant and the individual who is of primary importance in affecting the timing or amount of payments under the contract.

If you are not an individual and the primary annuitant dies after payment of an Annuity or Income option begins, the remaining proceeds of the contract will be distributed at least as rapidly as they were being distributed under the method of payment in effect at the time of the primary Annuitant's death.

REQUIRED DISTRIBUTIONS WHERE OWNER AND ANNUITANT DO NOT DIE SIMULTANEOUSLY

If you are the owner but not the Annuitant, and you die before the Annuitant and before payment of an Annuity or Income Option begins, an amount equal to the Death Benefit will be distributed within five years of your death to the joint owner surviving you. In this circumstance, the joint owner is the "designated beneficiary" referred to in Section 72(s) of the Code, and his or her rights preempt those of the Beneficiary named in a Written Request. The distribution may be made over a period that exceeds five years from your death or postponed by your spouse if:

         a. the joint owner elects by Written Request to have the proceeds distributed over his or her life or over a period not extending beyond life expectancy, and the payments begin within one year of your death; or

         b. the sole joint owner is your spouse, who elects by Written Request to continue the contract as owner.

The joint owner is determined by contract designation. If there is no joint owner or Beneficiary surviving you, ownership of this contract passes to your estate. The estate or the individual taking the contract benefits through your estate must take complete distribution within five years of your death.

If you are the owner but not the Annuitant, and you die after payment of an Annuity or Income Option begins, the remaining proceeds of the contract will be distributed at least as rapidly as they were being distributed under the method of payment in effect at the time of your death.

The death of the first joint owner triggers these distribution requirements.

ADMINISTRATIVE COMPLIANCE

If the Code and related law, regulations and rulings require a distribution other than described above in order to keep this Annuity contract qualified under the Code, we will administer the contract in accordance with these laws, regulations, and rulings. We will provide you with a revised rider describing any necessary changes, following all regulatory approvals

                                    THE TRAVELERS INSURANCE COMPANY

                                          /s/ R.A.

                                             CHAIRMAN

--------------------------------------------------------------------------------
             ROTH INDIVIDUAL RETIREMENT ANNUITY QUALIFICATION RIDER
--------------------------------------------------------------------------------

As requested by you, this contract or certificate (hereinafter collectively referred to as "contract") is amended as follows to qualify as a Roth Individual Retirement Annuity (IRA) under Section 408A of the Code of 1986, as amended. Notwithstanding any other specific provisions in the contract to the contrary, the contract is amended to restrict the rights of the Owner or Annuitant and any Beneficiary, and to limit contributions as follows:

EXCLUSIVE BENEFIT

This contract is established for the exclusive benefit of the Owner and the Owner's Beneficiaries.

TRANSFER OF OWNERSHIP/ASSIGNMENT

This Owner may not transfer ownership of the contract, sell the contract, or assign or pledge the contract as collateral for a loan or as security for the performance of an obligation or for any other purpose, to any person other than the Company or a former spouse of the Owner under a divorce decree or under a written instrument incident to that divorce.

CREDITOR CLAIMS

To the extent permitted by law, no right or benefit of the owner, Annuitant or Beneficiary under this contract shall be subject to the claims or creditors or any legal process.


LIMITATION ON PURCHASE PAYMENTS

The contract will accept contributions only as follows:

Contributions to this contract must be paid in cash and, except in the case of a trustee-to-trustee transfer from another Roth IRA, or in the case of a qualified rollover contribution, may not exceed the excess of the Owner's contribution limit for the taxable year over the aggregate contributions made during the taxable year to all other Roth IRAs and IRAs held by the Owner. Contributions may be made without respect to the age of the Owner.

The contribution limit for the taxable year is either (1) the lesser of $2,000 or 100% of compensation of the Owner for the taxable year, or (2) where the Owner files a joint return and receives less compensation for the taxable year than the Owner's spouse, the lesser of $2,000 or 100% of the compensation of the Owner and the Owner's spouse for the taxable year less the spouse's contribution to a Roth IRA or IRA for the taxable year, if any.

When the Owner's adjusted gross income (AGI) exceeds the applicable dollar limit (ADL; see description below), the annual contribution limit is reduced by the following amount -

                Annual
                Contribution Limit  x  Owner's AGI-ADL
                                       ---------------
                                       $15,000 ($10,000 if the Owner is married)

For purposes of this section, AGI does not include any amount included in gross income as a result of a rollover of an IRA to a Roth IRA and is reduced by any deduction under section 219 of the Code.

The ADL is $150,000 for an Owner filing a joint return, $95,000 for an Owner filing a single return, and $-0- for a married Owner filing a separate return.

ROLLOVER CONTRIBUTION

A qualified rollover contribution described in section 408A(c) can be made only from (1) another Roth IRA or (2) another IRA, which is not a Roth IRA, and can be made from an IRA other than a Roth IRA only if the Owner's adjusted gross income for the taxable year of the rollover does not exceed $100,000.

COMPENSATION

For purposes of this section, compensation means wages, salaries, professional fees, or other amounts derived from or received for personal service actually rendered (including, but not limited to commissions paid salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses) and includes earned income, as defined in the section 401(c)(2) (reduced by the deduction the self-employed individual takes for contributions made to a self-employed retirement plan). For purposes of this definition, section 401(c)(2) shall be applied as if the term trade or business for purposes of section 1402 included service described in subsection
(c)(6). Compensation does not include amounts derived from or received as earnings or profits from property (including but not limited to, interest and dividends) or amounts not includible in gross income. Compensation also does not include any amount received as a pension or annuity or as deferred compensation. The term "compensation" shall include any amount includible in the Owner's gross income under section 71 with respect to a divorce or separation instrument described in subparagraph (A) of section 71(b)(2).

DISTRIBUTION REQUIREMENTS

The Owner's entire interest will be distributed in accordance with one of the following provisions, as elected:

         A. (1) The Owner's entire interest will be paid by December 31 following the fifth anniversary of the Owner's death.

         (2) If any portion of the Owner's interest is payable to a designated Beneficiary and such Beneficiary has not elected (1) above, then the entire interest which is payable to the Beneficiary will be distributed in substantially equal installments over a period not exceeding the life or life expectancy of the designated Beneficiary, commencing by December 31 following the first anniversary of the Owner's death. The designated beneficiary may elect at any time to receive greater payments if otherwise permitted under the terms of the contract.

         (3) In applying the requirements of A(2) to any portion of the Owner's interest which is payable to the Owner's surviving spouse, the date on which the payments must commence is the later of (a) December 31 following the date the deceased Owner would have attained age 70 1/2 or (b) December 31 following the first anniversary of the Owner's death.

         (4) If the designated Beneficiary of the Owner is the Owner's surviving spouse, the spouse may treat the contract as the spouse's own Roth IRA. This election will be deemed to have been made if the surviving spouse makes a rollover or other contribution into this contract or if the surviving spouse has failed to satisfy one or more requirements described in (1) or (2). If the Owner's surviving spouse dies before distributions are required to begin under this section, the Owner's surviving spouse will be treated as having elected to made the Roth IRA his or her own Roth IRA.

B.

For purposes of this section, life expectancy will be computed by use of the return of multiples specified in Tables V or VI of Section 1.72-9 of the Income Tax Regulations based on the attained age of such Beneficiary during the calendar year in which distributions are required to commence pursuant to this section. Payments for any subsequent calendar year will be based on this life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated. A designated beneficiary of the Owner who is the Owner's surviving spouse may elect, prior to the time that payments have begun to him or her, to redetermined life expectancy each year based on the beneficiary's attained age in each such year.

REPORTS

As the issuer of this contract, we will furnish reports concerning the status of the Annuity at least annually.

AMENDMENT

This contract may be amended by us at any time to maintain its qualified status as a Roth IRA. Any such amendment may be made retroactively effective if necessary or appropriate to conform to the requirements of the Code (or any State law granting IRA tax benefits).

                                        THE TRAVELERS INSURANCE COMPANY


                                                /s/ George C. Kokulis

                                                    PRESIDENT

                                   ENDORSEMENT


This endorsement is made a part of this contract in order to comply with Section 403(b) of the Internal Revenue Code. This endorsement applies to contributions transferred from a custodial account described in Section 403(b)(7) of the Internal Revenue Code. The following conditions restrictions and limitations apply.

Withdrawals attributable to these transferred contributions may be paid only upon or after attainment of age 59 -1/2, separation from service, death, or total and permanent disability (as defined in Internal Revenue Code Section 72
(m) (7)).

Withdrawals on account of hardship may be made only with respect to assets held in the custodial account as of the close of the last year beginning before January 1, 1989 and amounts contributed thereafter under a salary reduction agreement but not to any income attributable to such contributions.

We intend to administer this contract so that it will maintain its tax-deferred qualification under Internal Revenue Code Section 403 (b). If temporary or final regulations require a change in the contract language in order to maintain qualification, we will administer this contract in accordance with the regulations.



                                             THE TRAVELERS INSURANCE COMPANY

                                                /s/ George C. Kokulis

                                                     PRESIDENT

                                 CASH LOAN RIDER

This rider is made a part of the contract to which it is attached. The date of issue of the rider is the date the rider is attached to the contract.

You may request a loan by Written Request as stated below:

         1.       the loan must be requested before the Maturity Date; and

         2. the loan will be made without the consent of any Beneficiary or other party unless irrevocably named, or unless such consent is required by law; and

         3. the loan cannot exceed the maximum loan amount as stated below.

We may defer granting a loan for the period permitted by law but not for more than six months. We will not grant an additional loan until the first loan has been repaid in full. The minimum and maximum loan amounts are stated below.

A loan may only be taken from the Fixed Account. A transfer of Contract Value from the Sub-Accounts to the Fixed Account must be made by Written Request prior to Our granting the loan. The amount transferred to the Fixed Account will be taken on a pro rata basis from each of the Sub-Accounts which have Contract Value, unless We are instructed otherwise. An express condition of Us lending the loan amount is that You will grant Us a security interest in the Contract Value of the Fixed Account equal to the loan amount.


MINIMUM AND MAXIMUM AMOUNTS

MINIMUM LOAN AMOUNT:                [$1,000]

MAXIMUM LOAN AMOUNT:                80% of the Contract Value for contracts with
                                    balances up to $12,500;

                                    $10,000 for contracts with balances between $12,500 and $20,000;

                                    For contracts with balances over $20,000, the lesser of $50,000 reduced by the highest total amount of loans outstanding during the prior 12 month period or 50% of the Contract Value.

LOAN INTEREST RATE:                 The maximum loan interest rate is 8% per
                                    year. Loan interest is payable to Us in
                                    advance on a quarterly basis, unless We
                                    allow otherwise. The loan interest rate in effect upon loan origination will remain constant throughout the term of the loan.

--------------------------------------------------------------------------------
                     EFFECT OF A LOAN ON THE CONTRACT VALUE
--------------------------------------------------------------------------------

While a loan remains outstanding, the Contract Value that is equal to the loan amount will be credited with interest of not less than 3% per year. We will notify You of the initial rate that will be credited when the loan is granted. We reserve the right to change the interest rate in the future, but it will never be less than 3% per year.

The Contract Value may be reduced as stated in the Loan Principal and Interest Repayments section of this rider.

--------------------------------------------------------------------------------
    EFFECT OF A LOAN ON TRANSFERS FROM THE FIXED ACCOUNT TO THE SUB-ACCOUNTS
--------------------------------------------------------------------------------

While a loan remains outstanding, the Cash Surrender Value of the Fixed Account is the maximum amount that may be transferred from the Fixed Account to any of the Sub-Accounts, subject to any transfer restrictions of the contract.

--------------------------------------------------------------------------------
                     LOAN PRINCIPAL AND INTEREST REPAYMENTS
--------------------------------------------------------------------------------

Loan repayment is set forth in the loan agreement. Once a loan is established, the repayment period may not be changed. The loan may be repaid in full at any time without penalty. We may send You periodic payment reminders for the loan principal and interest amount due.

If the entire payment due is not paid by the due date, one of the following events will occur:

         1. If there is Contract Value that is not restricted and is sufficient to pay the entire payment due or a portion of the payment amount due, We will surrender the amount due from the unrestricted Contract Value. Contract Value that is not restricted consists of any amount that is:

                  a)       not restricted according to the Internal Revenue
                           Code; and

                  b)       attributable to Purchase Payments made by You.

                  When the payment due is surrendered from the Contract Value, the Contract Value will also be reduced by:

                  a) any amounts deducted on surrender, if applicable, which are shown on the Contract Specifications page; plus

                  b)       any applicable Premium Tax not previously deducted;
                           plus

                  c) any applicable Federal or State Income Tax due in accordance with federal and state tax regulations in effect on the date of the surrender.

         2.       When the entire payment due cannot be paid as described in item 1 above, We will send You a notice reminding You that the amount has not been paid. If that payment due is not paid within 60 days of the date of Our notice, the outstanding loan plus any accrued interest will be considered a loan in default. Interest will continue to be charged and credited to the loan in default while the loan is outstanding. We will not send you any more periodic payment reminders. Repayment of the outstanding loan principal and/or accrued interest will be allowed at any time.

                  When an event occurs that is recognized under federal tax law or regulations as one which allows the Contract Value to be distributed, the Contract Value will be reduced by:

                  a) the amount of the outstanding loan plus any accrued interest; plus

                  b) the amounts deducted on surrender, if applicable, which are shown on the Contract Specifications page; plus

                  c)       any applicable Premium Tax not previously deducted;
                           plus

                  d) any applicable Federal or State Income Tax due in accordance with federal and state tax regulations in effect on the date of the surrender;

                  and the loan will be considered as no longer outstanding.

--------------------------------------------------------------------------------
                EFFECT ON DEATH BENEFIT ENDORSEMENT FORM TL-12794
--------------------------------------------------------------------------------

If endorsement form, TL-12794 is attached to your contract, the following sentence is deleted:

       "The maximum guaranteed death benefit payable equals 200% of the total of the purchase payments minus surrenders, minus applicable premium taxes."

and is replaced with the following:

       "The maximum guaranteed death benefit payable equals 200% of the total of the purchase payments minus surrenders, minus any outstanding loan amounts, minus applicable premium taxes."



                                        THE TRAVELERS INSURANCE COMPANY

                                            /s/ R.A.

                                                  PRESIDENT